UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2007 (December 7, 2007)

EXPEDITION LEASING, INC.
(Exact name of registrant as specified in Charter)

Florida	000-1365354	20-1112910
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Economic & Technology Development Zone
Chengxu Village
Shuangcheng Town, Shuangcheng City
Heilongjiang Province, PRC
(Address of Principal Executive Offices)

(86) 0451-88355530
(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this current report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on December 7, 2007, Expedition Leasing, Inc. (the “Registrant” or “Expedition Leasing”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Sinary Bio-Technology Holdings Group, Inc., a Nevada corporation (“Sinary”), and the holder of 100% of Sinary’s issued and outstanding common stock (the “Sinary Stockholder”), on the one hand, and the Registrant and certain holders of the Registrant common stock who hold a majority of the issued and outstanding common stock in the aggregate (the “Expedition Leasing Stockholders”), on the other hand. A copy of the Exchange Agreement is included as Exhibit 2.1 and filed with this current report on Form 8-K.

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to Expedition Leasing:

Issuance of Common Stock. At the closing of this transaction (the “Closing”), which occurred on December 7, 2007 (the “Closing Date”), the Registrant issued 24,725,200 shares of the Registrant’s common stock to the Sinary Stockholder in exchange for 100% of the common stock of Sinary (the “Share Exchange Transaction”). Concurrently on the Closing Date, the Expedition Leasing Stockholders cancelled 24,725,200 shares of Expedition common stock held by them. Immediately after the Closing, Expedition Leasing had a total of 25,229,800 shares of common stock outstanding, with the Sinary Stockholder owning approximately 98% of Expedition Leasing’s issued and outstanding common shares.

Waiver of Outstanding Obligations and Liabilities. Immediately prior to the Closing, the Registrant’s creditors executed waivers waiving all of the Registrant’s obligations and liabilities that were outstanding immediately prior to the Closing. A copy of the waivers is included as Exhibits 99.1, 99.2 and 99.3 and filed with this current report on Form 8-K.

Change in Management. In connection with the Closing of the Share Exchange Transaction, and as more fully described in Item 5.02 below, Expedition Leasing’s sole executive officer resigned immediately prior to the Closing and designees of Sinary were appointed as new officers of Expedition Leasing effective at Closing. Additionally, a designee of Sinary was appointed to Expedition Leasing’s Board of Directors (the “Board”) as Chairman of the Board effective at Closing, and upon the satisfaction of the requirements of Section 14(f) of the Securities Exchange Act of 1934, and Rule 14f-1 promulgated thereunder, Expedition Leasing’s sole director immediately prior to the Closing will resign from the Board, and five additional designees of Sinary will be appointed to the Board.

Item 2.01 Acquisition or Disposition of Assets

As more fully described in Item 1.01 above, on December 7, 2007, Expedition Leasing executed the Exchange Agreement by and among Sinary and the Sinary Stockholder on the one hand, and the Registrant and the Expedition Leasing Stockholders on the other hand. Separately, Sinary is the registered owner of 100% of the registered capital of Heilongjiang Weikang Bio-Technology Group Co., Ltd., a foreign invested enterprise in the People’s Republic of China (“Weikang”). Throughout this Form 8-K, Sinary and Weikang are sometimes collectively referred to as the “Weikang Group.”

Under the Exchange Agreement, on the Closing Date, we issued 24,725,200 shares of our common stock to the Sinary Stockholder in exchange for 100% of the issued and outstanding capital stock of Sinary. Concurrently, the Expedition Leasing Stockholders cancelled 24,725,200 shares of Expedition common stock held by them. Immediately after the Closing, Expedition Leasing had a total of 25,229,800 shares of common stock outstanding, with the Sinary Stockholder owning approximately 98% of Expedition Leasing’s issued and outstanding common shares.

As a result of the Share Exchange Transaction, the Sinary Stockholder became our controlling stockholder and Sinary became our wholly owned subsidiary. In connection therewith, our principal business activities is now that of the Weikang Group.

Except for the Exchange Agreement and the transactions contemplated thereunder, neither Expedition Leasing nor its sole director and sole executive officer serving prior to the consummation of the Share Exchange Transaction had any material relationship with Sinary or the Sinary Stockholder.

DESCRIPTION OF BUSINESS

EXPEDITION LEASING, INC.

Expedition Leasing was originally incorporated on May 12, 2004 in the State of Florida. Prior to the Closing of the Exchange Agreement, Expedition Leasing was a public “shell” company with nominal assets. We were a development stage company attempting to implement our business plan to become an equipment, machinery, and vehicles leasing company. However, since we were unable to raise sufficient working capital for this line of business, we ceased our leasing operations in August 2007. In an effort to preserve and enhance stockholder value, Expedition Leasing then sought to identify, evaluate and consider various companies and compatible or alternative business opportunities pursuant to which Expedition Leasing would acquire a target company with an operating business and continue the acquired company’s business as a publicly-held entity. After evaluation of various alternatives by our Board and management, our Board approved and we entered into the Exchange Agreement with Sinary and the Sinary Stockholder on December 7, 2007. From and after the Closing Date, Sinary became our wholly owned subsidiary.

SINARY BIO-TECHNOLOGY HOLDINGS GROUP, INC.

Sinary was incorporated under the laws of the State of Nevada on August 31, 2007. On October 25, 2007, Sinary entered into an equity interests transfer agreement (the “Transfer Agreement”) with the owners of Heilongjiang Weikang Bio-Technology Group Co., Ltd. (“Weikang”), a limited liability company in the People's Republic of China (“PRC” or “China”), to acquire 100% of the equity interests of Weikang for the sum of 57 million Renminbi (“RMB”), or approximately 7.6 million dollars (the “Acquisition Price”). In connection therewith, on November 6, 2007, Weikang was approved by the Heilongjiang Provincial Government as a foreign invested enterprise (“FIE”), and the acquisition of Weikang was deemed completed on November 9, 2007 (the “Issuance Date”), upon the issuance by the Heilongjiang Office of the State Administration for Industry and Commerce of a business license to Weikang as a FIE, with Sinary as the registered owner of 100% of Weikang’s registered capital. Pursuant to the terms of the Transfer Agreement and the requirements of applicable PRC regulations, Sinary has three months from the Issuance Date to remit the Acquisition Price. However, payment of the Acquisition Price may be extended for an additional nine months subject to governmental approval. (Please see the risk factors concerning the acquisition of Weikang under the sections titled “Risks Related to Our Corporate Structure” and “Risks Related to an Investment in Our Securities” in the Risk Factor section of this current report beginning on page 8.) After the Closing of the Share Exchange Transaction on December 7, 2007, Sinary  became a wholly-owned subsidiary of Expedition Leasing. Other than all of the registered equity interests of Weikang, Sinary has no other assets or operations.

A copy of the Transfer Agreement is included as Exhibit 2.2 and filed with this current report on Form 8-K.

HEILONGJIANG WEIKANG BIO-TECHNOLOGY GROUP CO., LTD.

As discussed above, our business operations are conducted through Weikang, which was established in the PRC on March 29, 2005 as a limited liability company, originally under the name “Heilongjiang Weikang Bio-Engineering Co., Ltd.” with an initial registered capital of RMB five million. The company changed to its present name, “Heilongjiang Weikang Bio-Technology Group Co., Ltd.” and increased its registered capital to RMB forty million on November 21, 2006. Weikang develops, manufactures, markets and distributes health and nutritional supplements, for which the company has the requisite licenses and approvals. On October 25, 2007, Sinary entered into the Transfer Agreement with the owners of Weikang for the acquisition of 100% of Weikang's equity interest.  Pursuant there to, Weikang was approved as a FIE, with Sinary as the owner of 100% of Weikang’s registered capital, on November 6, 2007 by the Heilongjiang Provincial Government. Other than Weikang, the Weikang Group has no other business operations. (Please see the risk factors concerning the acquisition of Weikang under the sections titled “Risks Related to Our Corporate Structure” and “Risks Related to an Investment in Our Securities” in the Risk Factor section of this current report beginning on page 8.)

PRINCIPAL PRODUCTS OR SERVICES

Weikang is engaged in the development, manufacturing, marketing and sales of health and nutritional supplements in China. The company is located in Heilongjiang Province in Northeastern China, with its principal office and manufacturing facility located in the Economic and Technology Development Zone in the city of Shuangcheng, approximately 42 kilometers south of the provincial capital Harbin. All of Weikang’s products are Chinese herbal-based health and nutritional supplements. Weikang actively seeks to maintain and improve the quality of its products, and since April 2006, the company has implemented the “GB/T19001-2000 idt ISO9001:2000” quality assurance management system to all of its manufacturing processes.

Product Development and Production

Weikang currently manufactures and distributes a series of internally developed health supplements under a Chinese trade name which English transliteration is “Rongrun”. The “Rongrun”-line of products presently include:

Rongrun Youth Keeping Capsules

Rongrun Youth Keeping Capsules contain kudzu vine root, soybean isoflavone, oil extract from Chinese forest frog, jequirity fruit, and Vitamin E. These capsules may promote the restoration of the natural balance of female hormones and to reduce symptoms of irritability, depression, headache, vomiting, high blood pressure, and other conditions related to menopause. Balancing female hormones may lower the risk of arteriosclerosis by utilizing the body’s natural protection against heart diseases before menopause. These capsules are also intended to increase the absorption of calcium, which may deter the onset of osteoporosis, and to enhance the body’s immune system in order to counter negative health conditions associated with aging beyond menopause. This product accounted for approximately 24.84% of Weikang’s total sales in 2006.

Rongrun Energy Keeping Capsules

The key component of the Rongrun Energy Keeping Capsules is grape seed extract, which is harvested for its high content of oligomeric proacnthocyanidins (OPC). OPC is being studied for its antioxidant properties in reducing free radicals and oxidative stress, which may be effective in reducing the risk of cardiovascular disease by promoting blood vessel elasticity and countering inflammation, and promote a slower and healthier aging process by increasing skin elasticity and smoothness, joint flexibility and heightening immunity. Other ingredients of the Energy Keeping Capsules include Barbary wolfberry fruit, which may improve eyesight and promote liver function by reducing lipid accumulation in the liver, Vitamin E and oil extracted from corn endosperm, which is the albumin tissue produced in the seeds during fertilization and is rich in nutrients. This product accounted for approximately 20.87% of Weikang’s total sales in 2006.

Rongrun Vitamin Sugar Capsules

The Rongrun Vitamin Sugar Capsules contain bitter melon, hawthorne fruit, propolis, cactus, Vitamin E, and oil extract from corn endosperm, and aims to reduce the onset of cardiovascular disease and fatigue, and promote healthy aging. Propolis, which is a resinous substance that bees collect from tree buds or other botanical sources and used as a sealant in the hive, has long been used in Chinese traditional medicine for the relief of inflammations, viral diseases, ulcers, and superficial burns or scalding. This product accounted for approximately 16.00% of Weikang’s total sales in 2006.

Rongrun Intestine Cleansing Capsules

The Rongrun Intestine Cleansing Capsules contain shisonin, black currant, Vitamin E, and oil extract from corn endosperm. Shisonin (perilla frutescens), or wild red basil, has long been harvested in China for its medicinal properties. These capsules are intended to lower blood lipid levels in order to reduce the likelihood of brain and heart vessel related diseases, to provide nutrition for the brain and the optic nerve, to strengthen the immune system, and to promote a healthy aging process. This product accounted for approximately 16.05% of Weikang’s total sales in 2006.

Rongrun Artery Cleansing Capsules

The constituent ingredients of the Rongrun Artery Cleansing Capsules are gingko, hawthorn fruit, Vitamin E, and oil extract from corn endosperm. Ginkgo extract may have three effects on the human body: it may improve blood flow (including microcirculation in small capillaries) to most tissues and organs; it may protect against oxidative cell damage from free radicals; and it may block many of the effects of platelet-activating factor (platelet aggregation, blood clotting) that have been related to the development of a number of cardiovascular, renal, respiratory and central nervous system diseases are intended to reduce the level of cholesterol built-up in the arteries in order promote healthier heart and brain functions and to decrease the likelihood of heart attacks and strokes. This product accounted for approximately 22.24% of Weikang’s total sales in 2006.

Rongrun Royal Jelly Extract

Royal Jelly is a honey bee secretion that is used in the nutrition of the bee larvae, and has been used as part of traditional Chinese medicine since the early first century. Royal Jelly is a rich source of complete protein, containing all the essential amino acids, as well as essential fatty acids, minerals and vitamins, particularly pantothenic acid (B-5) and pyridoxine (B-6). Royal Jelly also contains collagen; lecithin; and vitamins A, C, D and E. Additionally, Royal Jelly contains several other compounds that have been shown to help lower cholesterol. Another component in Royal Jelly, 10-Hydroxy-2-Decenoic Acid (10-HDA), is being studied for its immuno-regulatory and anti-cancer properties. While Royal Jelly is widely available commercially, Weikang’s Rongrun Royal Jelly Extract is distinguished from the competition by its enhanced concentration of 10-HDA. Weikang introduced its Royal Jelly product in 2007.

Rongrun Kidney Boost Tonic

Another product that Weikang introduced in 2007 is Rongrun Kidney Boost Tonic, which contains various traditional Chinese herbs including ginseng, dioscorea and cistanche salsa. All of the components in our tonic have been used for centuries in China to strengthen and promote healthy kidney functions. A tenet of traditional Chinese medicine is that a strong kidney attributes to strong “qi”, which translates into strong bones, sharp vision, clarity of hearing, and healthy organs, while unhealthy kidneys are responsible for weak “qi” as manifested by physical weakness, low energy level, mental deficiency, high blood pressure and reduced sex drive.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES AND OUR CUSTOMERS

Since Weikang first launched its products from its home base of Heilongjiang Province in May 2006, we have extended our sales and distribution network to the national capital of Beijing as well as to four provinces, namely: Anhui, Hebei, Henan and Jiangsu. Currently, we only sell to wholesale dealers, who then distribute our products to their customers such as local retail stores and pharmacies. Weikang will continue to identify and establish business relationship with more wholesale vendors across China in order to strengthen our distribution network.

We recognize the importance of branding as well as packaging. All of Weikang’s products bear a uniform brand but have specialized designs to differentiate the different categories of Weikang's products. Additionally, Weikang conducts promotional marketing activities to publicize and enhance its image as well as to reinforce the recognition of its brand name, which includes: (1) organizing cooperative promotional activities with distributors; (2) conducting product informational meetings with distributors; and (3) creating sales incentive programs such as rebates for distributors.

For the fiscal year ended December 31, 2006, one customer, a company owned by Mr. Yin Wang, accounted for approximately 32% of total sales. Mr. Yin Wang was Weikang’s majority shareholder prior to its acquisition by Sinary.

COMPETITION

Although we presently do not have any direct competitors in the PRC due to the uniqueness of most of Weikang’s products, competitive products are available on the marketplace that offer features similar to those of Weikang’s products. For example, Jinwanxia Technology Development Co., Ltd., a subsidiary of the state-owned pharmaceutical conglomerate Heilongjiang Pharmaceutical Group Holding Co., Ltd., distributes a line of bee-derived products which potentially compete with Weikang’s Royal Jelly Extract. China’s health supplements industry is highly fragmented and competitive, and companies such as Jinwanxia have greater financial, marketing and technical resources than Weikang. Additionally, there can be no assurance that one or more of these companies will not develop products that compete directly with, and are equal or superior to, Weikang’s products. Nevertheless, we believe that we can maintain and increase our market position through our strong R&D capability, unique products, growing sales network and competitive prices.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE PRINCIPAL SUPPLIERS

Weikang’s principal raw materials are the various vitamins, minerals, and herbal compounds and extracts used in its products, many of which are staples in traditional Chinese pharmacology. Our principal suppliers include Hebei Baoen Bio-Technology Co., Ltd. (for extracts of grape seed, Barbary wolfberry and hawthorn berry), Xuchang Yuanhua Bio-Technology Co., Ltd. (for shisonin extracts) and Shijiazhuang South Wind Rihua Co., Ltd. (for plant oil extracts). The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, market demand, and freight costs. We have no long term agreements with our suppliers, and purchase raw materials on a purchase order basis. Our management recognizes that this strategy also carries with it the potential disadvantages and risks of shortages and supply interruptions. Our suppliers are meeting our supply requirements, and we believe our relationships with our suppliers are stable.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

Weikang relies on a combination of trademark, copyright and trade secret protection laws in PRC and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect its intellectual property and brand. As a part of their employment with Weikang, each employee agrees to abide by the confidentiality provisions set forth in Weikang’s employee procedure guide. We currently have a trademark application pending before the PRC Trademark Office for the Chinese characters which English transliteration is “Rongrun”. We have also submitted trademark applications for the Chinese characters which English transliterations are “Weikang” and “Shenqi”. The examination process is expected to take up to three years to complete.

Health and nutritional supplements manufacturers may at times be involved in litigation based on allegations of infringement or other violations of intellectual property rights. Furthermore, the application of laws governing intellectual property rights in the PRC is uncertain and evolving and could involve substantial risks to us.

GOVERNMENT APPROVAL AND REGULATION OF WEIKANG’S PRINCIPAL PRODUCTS OR SERVICES

General PRC Government Approval

Weikang currently has the requisite approval and licenses from the Heilongjiang Provincial Government and the Heilongjiang Office of the State Administration for Industry and Commerce to manufacture, process and distribute health supplements in pill and tonic forms.

Compliance with Circular 106 and the 2006 M&A Regulations

On May 31, 2007, China’s State Administration of Foreign Exchange (“SAFE”) issued an official notice known as “Circular 106”, which requires the owners of Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure in so-called “round-trip” investment transactions for foreign financing as well as subsequent acquisition matters in China. Likewise, the “Provisions on Acquisition of Domestic Enterprises by Foreign Investors” (the “2006 M&A Regulations”), issued jointly by Ministry of Commerce (“MOFCOM”), State-owned Assets Supervision and Administration Commission, State Taxation Bureau, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE in September 2006, impose approval requirements from MOFCOM for “round-trip” investment transactions, including acquisitions in which equity is used as consideration.

Because Sinary was not established by the owners of Weikang and their respective owners are unrelated third parties, the two companies did not have any direct or indirect connection until Sinary’s acquisition of Weikang pursuant to the Transfer Agreement. Sinary’s acquisition of Weikang, as set forth in the Transfer Agreement, is for cash, rather than equity, consideration. Sinary’s sole stockholder (immediately prior to the Share Exchange Transaction) is not a “domestic person” as defined under Circular 106. Accordingly, Sinary is not a “special purpose company” as defined in Circular 106 and the acquisition of Weikang by Sinary is not a “round trip” investment transaction. As such, Circular 106 and the provisions of the 2006 M&A Regulations relating to special purpose companies are not implicated. Sinary’s acquisition of Weikang is a pure cross-border M&A transaction governed by and permitted under the 2006 M&A Regulations, and Weikang was accordingly approved and issued a business license as a FIE by the Heilongjiang Provincial Government and the Heilongjiang Office of the State Administration for Industry and Commerce, respectively.

RESEARCH AND DEVELOPMENT

We are committed to quality research and development (R&D). We focus on the development of new products and the improvement of existing products. Our R&D team is led by Dr. Zhengbin Xu, M.D., who has over 40 years of clinical and research experience in traditional Chinese herbs and in nutrition, and who has published 56 scientific articles in international and domestic journals. Dr. Xu’s prior professional affiliations included the Chinese Medicine Research Bureau (as Vice Director of Research and Development), Heilongjiang Province Chinese Medicine Co., Ltd. (as General Manager), and the Chinese Medical Association (as Vice President).

Other members of our R&D team include:

Mr. Hongbin Cui, who is an Executive of Harbin Medical School’s Public Health Institute with over 20 years of research experience in dermatology and nutrition;

Mr. Zuo Zhang, Vice President and Chief Pharmacist of Harbin Medical School Hospital, and an executive of Heilongjiang Province Medical Association;

Mr. Hua Shi, Vice Administrator of Heilongjiang Province Health Quality Control Bureau and a health supplements expert;

Mr. Bingchun Wu, who is a former Executive of Heilongjiang Province Chinese Medicine Research Association; and

Mr. Huisheng Qin, M.D., Ph.D., who has over 20 years experience as a surgeon, professor and scientist and knowledge in neurobiology, molecular cell biology, pathology, pharmacology and nutritional science.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We are subject to certain requirements and potential liabilities under national, regional and municipal environmental laws, ordinances and regulations in the PRC (collectively the “Environmental Laws”). We may generate certain wastes that may be deemed hazardous or toxic under applicable Environmental Laws, and we from time to time have incurred, and in the future may incur, costs relating to compliance with the Environmental Laws. Although we may incur remediation and other environmental-related costs during the ordinary course of operations, management anticipates that such costs will not have a material adverse effect on our operations or financial condition.

EMPLOYEES

Weikang currently has 87 employees, including 20 on the administration staff and 67 on the production staff. Weikang has not experienced a work stoppage since inception and does not anticipate any work stoppage in the foreseeable future. Management believes that relations with our employees are good.

CORPORATE INFORMATION

Weikang’s principal executive offices are located at Economic & Technology Development Zone, Chengxu Village, Shuangcheng Town, Shuangcheng City, Heilongjiang Province, PRC. Our telephone number is (86) 0451-88355530.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this current report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history. Although Weikang commenced operations in 2005, the company was a developmental stage company until May 2006 when it began selling its products. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies such as ours  in China. Some of these risks and uncertainties relate to our ability to:

•	maintain our market position in the health supplements business in China;

•	offer new and innovative products to attract and retain a larger customer base;

•	attract additional customers and increase spending per customer;

•	increase awareness of our brand and continue to develop user and customer loyalty;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We may need additional financing to execute our business plan.

The revenues from the production and sale of health supplements products and the projected revenues from these products may not be adequate to support our expansion and product development programs. We may need substantial additional funds to build new production facilities, pursue further research and development, obtain regulatory approvals, market our products, and file, prosecute, defend and enforce our intellectual property rights. We may seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources. We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all of our rights to the related technology or products.

There are no assurances that future funding will be available to us on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our certificates, permits, and licenses are subject to governmental control and renewal, and Weikang will not be able to operate if they are not maintained.

Weikang has attained the certificates, permits, and licenses required for the manufacturing, processing and distribution of health supplement products in the PRC. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

Our profitability will be adversely affected if we lose preferential tax treatment.

Weikang is exempt from income tax for a period of three years. The preferential tax concession was granted by the Shuangcheng Municipal Government and is set to expire in 2008, and there is no assurance that the preferential treatment can be renewed or if another similar tax concession may be granted. Weikang’s tax liabilities will increase and its profits may accordingly decline once the current income tax exemption expires.

We cannot guarantee the protection of our intellectual property rights.

To protect the reputation of our products, we have applied for registration of our trademarks in the PRC where our sole operating business is located. Please refer to the paragraph headed “Intellectual Property” in the Business section of this current report on page 6.

Presently, all of our products are sold under the brand name “Rongrun”. Since we launched our products in May 2006, we have not experienced any infringements of such trademark for sales of health supplement products. However, there is no assurance that there will not be any infringement of our brand name or other trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amount of time and effort to enforce our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plan.

We rely on a few suppliers and any disruption with our suppliers could have an adverse effect on our business.

We have developed good working relationships with a limited number of suppliers for our raw materials that are otherwise generally available. Although we believe that alternative suppliers are available to supply materials, should any of these suppliers terminate its business arrangements with us or increase the prices of materials supplied by these suppliers, it could delay product shipments and adversely affect our business operations and profitability.

We are subject to the environmental protection laws of the PRC, which may result in restrictions on our operations or liabilities for pollution.

Our manufacturing process may produce by-products such as effluent, gases and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as “The Law on Environmental Protection in the PRC” and “The Law on Prevention of Effluent Pollution in the PRC”, as well as standards set by the relevant governmental bodies determining the classification of different wastes and proper disposal. China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business’s profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

We may suffer as a result of product liability or defective products.

We may produce products which, despite proper testing, inadvertently have an adverse pharmaceutical effect on the health of individuals. The existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize our some products. We currently are not aware of any existing or anticipated product liability claims with respect to our products.

There are no conclusive studies regarding the medical benefits of nutritional supplements.

We currently manufacture, market and distribute seven products: (1) Rongrun Youth Keeping Capsules; (2) Rongrun Energy Keeping Capsules; (3) Rongrun Vitamin Sugar Capsules; (4) Rongrun Intestine Cleansing Capsules; (5) Rongrun Artery Cleansing Capsules; (6) Rongrun Royal Jelly Extract; and (7) Rongrun Kidney Boost Tonic. Some of the ingredients in our current products (and we anticipate in our future products) are vitamins, minerals, herbs and other substances for which there is not a long history of human consumption. Although we believe all of our products to be safe when taken as directed by us, there is little experience with human consumption of certain of these product ingredients in concentrated form. In addition, we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies. We could be adversely affected in the event any of our products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our products as we suggest or other misuse or abuse of our products or any similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

The manufacture and distribution of nutritional supplements could result in product liability claims.

We, like any other retailer, distributor and manufacturer of products that are designed to be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. Such claims may include, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. While we may obtain product liability insurance in the future, we may not be able to obtain such insurance at a reasonable cost, or, if available, cannot assure that it will be adequate to cover liabilities. We do not anticipate obtaining contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our operations and financial conditions.

Adverse publicity due to unfavorable research findings in connection with our products could adversely affect our sales and financial condition.

We believe the growth experienced by the nutritional supplement market is based in part on national media attention regarding scientific research suggesting potential health benefits from regular consumption of certain vitamins and other nutritional products. Such research has been described in major medical journals, magazines, newspapers and television programs. The scientific research to date is preliminary.

In the future, scientific research and/or publicity may not be favorable to the nutritional supplement market or any particular product, or may be inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on our operations and financial condition. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations.

Risks Related to Our Corporate Structure

If we are unable to timely remit the purchase price for the acquisition of Weikang, the approval and designation of Weikang as a foreign investment enterprise and Sinary as the 100% owner of Weikang may be revoked, and the acquisition of Weikang may be deemed void.

Pursuant to the Transfer Agreement, Sinary agreed to acquire 100% of the equity interests of Weikang from its owners for RMB 57 million (the “Acquisition Price”). Under applicable PRC regulations, the acquisition is deemed completed as of November 9, 2007 (the “Issuance Date”), when the Heilongjiang Office of the State Administration for Industry and Commerce issued a business license to Weikang as a foreign invested enterprise, with Sinary as the 100% owner of Weikang’s registered capital, after approval of the acquisition by the Heilongjiang Provincial Government on November 6, 2007. Sinary has three months from the Issuance Date to remit the Acquisition Price, under the payment term of the Transfer Agreement and in accordance with the requirements of applicable PRC regulations. Sinary may seek an extension for up to an additional nine months to remit the Acquisition Price, subject to governmental approval. If we are unable to remit the Acquisition Price within three months from November 9, 2007, we cannot guarantee that we will be able to secure the necessary governmental approval for an extension, nor can we determine, at this time, the length of the extension we may receive assuming that we are able to secure the necessary governmental approval. In the event that we are unable to timely remit the Acquisition Price, the Heilongjiang Provincial Government and Heilongjiang Office of the State Administration for Industry and Commerce may revoke the approval and license of Weikang as a foreign invested enterprise, and Sinary as the 100% owner of Weikang, thereby voiding the acquisition. In the event that the acquisition is voided, we will not be the owner of any equity interests in Weikang, and as a result, Weikang will no longer be our operating business. Should this occur, we may seek to acquire the equity interests of Weikang through other means, although we cannot guarantee that we will do so, nor can we guarantee that we will be successful if we do.

PRC laws and regulations governing our business are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our affiliated Chinese entity, Weikang. Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in this current report.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside of China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our PRC counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from Weikang. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. Our revenue is based entirely on that generated by our affiliated entity in China. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

In the event the acquisition of Weikang is voided, the price of our common stock may be dramatically and adversely impacted.

From and after the Closing of the Share Exchange Transaction, Weikang is our only operating business, from which all of our revenues are derived. Although Sinary’s acquisition of Weikang is deemed completed as of November 9, 2007 (the “Issuance Date”), when the Heilongjiang Office of the State Administration for Industry and Commerce issued a license, following approval of the acquisition transaction from the Heilongjiang Provincial Government, that designates Weikang as a foreign invested enterprise and Sinary as the 100% owner of Weikang’s registered capital, Sinary has not yet remitted the acquisition price for Weikang (the “Acquisition Price”) as of the date of this current report. While we have three months from the Issuance Date to remit the Acquisition Price, and may seek an extension of up to an additional nine months subject to government approval, there is no guarantee that we will be able to do so in a timely manner. If we are unable to timely remit the Acquisition Price pursuant to the Transfer Agreement and in accordance with applicable PRC regulations, the acquisition of Weikang may be voided. As a result, we will not own of any equity interests in Weikang, and Weikang will no longer be our operating business. Should this occur, our revenues will be negatively impacted, as we will have to exclude those of Weikang, which, in turn, may cause a dramatic decrease the price of our common stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings from our operations.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Our common shares have historically been sporadically or "thinly-traded" on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Current Report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our corporate actions are substantially controlled by a single stockholder.

After the Closing of the Share Exchange Transaction, the Sinary Stockholder will own approximately 98% of our outstanding ordinary shares, representing approximately 98% of our voting power. This stockholder could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in the principal stockholder, elections of our board of directors will generally be within the control of this stockholder. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with this principal stockholder. As such, it would be difficult for shareholders to propose and have approved proposals not supported by the Sinary Stockholder. There can be no assurances that matters voted upon by the Sinary Stockholder will be viewed favorably by all shareholders of our company.

The elimination of monetary liability against our directors, officers and employees under Florida law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Florida law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	conditions in pharmaceutical and agricultural markets;

•	changes in the economic performance or market valuations of other pharmaceutical companies;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar;

•	intellectual property litigation;

•	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from a proposed offering will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of our internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by SEC have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this current report. The financial data for the years ended December 31, 2006 and 2005 were derived from the audited financial statements of Weikang and the financial data for the nine months ended September 30, 2007 and 2006, and as of September 30, 2007 were derived from the reviewed financial statements of Weikang included in this current report. The historical results are not necessarily indicative of the results to be expected for any future period.
	Nine months ended September 30,		Year ended December 31,	Year ended December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net sales	$2,935,010	$1,127,758	$2,487,148	$-
Cost of sales	1,474,004	529,286	1,201,858	-

Gross profit	1,461,006	598,472	1,285,290	-

Selling, general and administrative expenses	238,467	171,591	223,996	63,361

Income (loss) from operations	1,222,539	426,881	1,061,294	(63,361)
Non-operating income (expense)	(1,850)	3,078	(902)	3,626

Income (loss) before income taxes	1,220,689	429,959	1,060,392	(59,735)
Income taxes

Net income (loss)	$1,220,689	$429,959	$1,060,392	$(59,735)

	As of September 30,	As at December 31,
	2007	2006	2005
Consolidated Balance Sheet Data:	(Unaudited)
Cash and Cash Equivalents	$101,180	$37,174	$976,054
Working Capital (Deficit)	3,094,332	1,618,238	(2,109,535)
Total Assets	7,746,808	6,276,729	3,645,620
Total Liabilities	95,772	129,632	3,086,517
Total Shareholders’ Equity	7,651,036	6,147,097	559,103

The Share Exchange Transaction contemplated under the Exchange Agreement is deemed to be a reverse acquisition, where Expedition Leasing (the legal acquirer) is considered the accounting acquiree and Sinary (the legal acquiree) is considered the accounting acquirer. The Pro Forma Financial Information for the share exchange transaction are attached hereto as Exhibit 99.4.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of the financial condition and results of operation of the Company for the fiscal years ended December 31, 2006 and 2005, and for the nine months ended September 30, 2007 and 2006 should be read in conjunction with the selected consolidated financial data, the financial statements and the notes to those statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). should be read in conjunction with the Selected Consolidated Financial Data, our financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

Expedition Leasing was originally incorporated on May 12, 2004 in the State of Florida. As a result of the Share Exchange Transaction that was completed on December 7, 2007 and described more fully above in Items 1.01 and 2.02 of this Form 8-K, Sinary became our wholly owned subsidiary and our new operating business. Sinary was incorporated under the laws of the State of Nevada on August 31, 2007 and is the registered owner of 100% of the registered capital of Weikang and conducts all of its business operations through Weikang. Weikang is a limited liability company engaged in research, development, manufacturing and sale of pharmaceutical  products in China and was registered as a foreign invested enterprise on November 9, 2007 by the Heilongjiang Office of the State Administration for Industry and Commerce following the approval of the Heilongjiang Provincial Government (Please see the risk factors concerning the acquisition of Weikang under the sections titled “Risks Related to Our Corporate Structure” and “Risks Related to an Investment in Our Securities” in the Risk Factor section of this current report beginning on page 8.)

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our management's discussion and analysis of our financial condition and results of operations are based on our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our combined financial statements appearing at Exhibits 99.4 and 99.5, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Basis of presentation

The audited financial statements as of December 31, 2006 and 2005, and the reviewed financial statements as of September 30, 2007 and 2006, that are presented in this report are those of Weikang rather than Sinary because Weikang is our operating business, and Sinary’s acquisition of Weikang on November 9, 2007 was completed subsequent to the audited and the reviewed periods. A detailed description of this acquisition transaction is provided under the section titled “Description of Business” in Item 2.01 of this current report. The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The accompanying pro forma combined balance sheet presents the accounts of Expedition Leasing, Sinary and Weikang as if both Sinary’s acquisition of Weikang and Expedition Leasing’s acquisition of Sinary occurred on September 30, 2007. The accompanying pro forma combined statements of operations present the accounts of Weikang, Sinary and Expedition Leasing for the nine months ended September 30, 2007 and for the year ended December 31, 2006 as if both acquisitions occurred on January 1, 2006. The adjustments allocating of the purchase price to the assets acquired and liabilities assumed, and the excess purchase price being allocated to goodwill would be required, if the acquisition occurred as indicated above.

Accounts receivable

Our policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives ranging from 3 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	3-7 years
Production Equipment	3-6 years

Revenue recognition

Our revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Foreign currency translation

Our functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

Recent accounting pronouncements

Accounting for Uncertainty in Income Taxes: In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires the Company recognize in its financial statements the impact of a tax position if that position is more likely than not capable of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

Fair Value Measurements: In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. The Company is currently evaluating the impact, if any, that SFAS No. 157 will have on its financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R: In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Fair Value Option for Financial Assets and Financial Liabilities: In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is analyzing the potential accounting treatment.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements: In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”),which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its financial statements.

RESULTS OF OPERATIONS

Comparison of Years Ended December 31, 2006 and December 31, 2005.

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Year Ended December 31,	% of	Year Ended December 31,	% of
	2006	Revenue	2005	Revenue
SALES	$2,487,148	100.00%	$—	—%

COST OF REVENUES	1,201,858	48.00%	—	—%

GROSS PROFIT	1,285,290	52.00%	—	—%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	219,535	9.00%	(63,361)	—%

RESEARCH AND DEVELOPMENT	4,461	0.18%	—	—%

INCOME FROM OPERATIONS	1,061,294	43.00%	(63,361)	—%

NON OPERATING INCOME (EXPENSE)	(902)	(0.03)%	3,626	—%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	1,062,392	43.00%	(59,735)	—%

PROVISION FOR INCOME TAXES	—	—%	—	—%

NET INCOME	1,060,392	43.00%	(59,735)	—%

OTHER COMPREHENSIVE INCOME	123,116	5.00%	14,718	—%

COMPREHENSIVE INCOME	$1,183,508	48.00%	$(45,017)	—%

REVENUES. During the year ended December 31, 2006, we had revenues of $2,487,148 as compared to revenues of $0 for the year December 31, 2005, an increase of approximately 24,871%. The Company was a development stage enterprise for the year ended December 31, 2005. The Company exited the development stage and started generating sales in May of 2006. We believe that our sales will continue to grow because we are strengthening our sales efforts, improving the quality of our products and continuing to develop new products to add to our current offerings that we believe will be well accepted in the market.

COST OF REVENUES. Cost of revenues for 2006 increased $1,201,858 or 12,018% from $0 for the year ended December 31, 2005 to $1,201,858 for the year ended December 31, 2006. The increase in cost of revenue is attributed to the commencement of production and sales activities in May of 2006.

GROSS PROFIT. Gross profit was $1,285,290 for the year ended December 31, 2006 as compared to $0 for the year ended December 31, 2005, representing gross margins of approximately 52% and 0% or revenues, respectively. The increase in our gross profits was mainly due to our exit from development stage in May of 2006 when we commenced production and sales.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $223,996 for the year ended December 31, 2006, as compared to $63,361 for the year ended December 31, 2005, an increase of $160,635 or 254%. This increase was commensurate with the commencement of our operation in May 2006.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs, which consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties, totaled $4,461 for the year ended December 31, 2006, as compared to $0 for the year ended December 31, 2005, an increase of approximately 45%. The increase is due to the initiation of new product development after we commenced operations in 2006.

NET INCOME (LOSS). Our net income for the year ended December 31, 2006 was $1,060,392 as compared to $(59,735) for the year ended December 31, 2005. The positive level of our net income, despite our short operational history in 2006, is attributable to our efforts to control costs as well as our current exemption from income tax. Our management believes that net income will continue to increase because we will continue to offer better and more products and we will strive to improve our manufacturing efficiency.

Comparison of Nine Month Period Ended September 30, 2007 and September 30, 2006.

The following table sets forth the results of our operations for the periods indicated:

	Nine Months Ended September 30,	% of	Nine Months Ended September 30,	% of
	2007	Revenue	2006	Revenue
SALES	$2,935,010	100.00%	$1,127,758	100.00%

COST OF REVENUES	1,474,004	50.00%	529,286	47.00%

GROSS PROFIT	1,461,006	50.00%	598,472	53.00%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	234,177	8.1.00%	167,150	15.20%

RESEARCH AND DEVELOPMENT	4,290	0.15%	4,441	0.40%

INCOME FROM OPERATIONS	1,222,539	42.00%	426,881	38.00%

NON OPERATING INCOME (EXP)	(1,850)	(0.06)%	3,078	0.30%

INCOME BEFORE PROVISION FOR INCOME TAXES	1,220,689	42.00%	429,959	38.00%

PROVISION FOR INCOME TAXES	—	—%	—	—%

NET INCOME	1,220,689	42.00%	429,959	38.00%

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustment	283,250	9.60%	17,430	1.60%

COMPREHENSIVE INCOME	$1,503,939	51.00%	$447,389	40.00%

REVENUES. During the nine months ended September 30, 2007, we had revenues of $2,935,010 as compared to revenues of $1,127,758 for the nine months ended September 30, 2006, an increase of approximately 160%. Our revenues in 2006 were affected by the short period of sales activities as we exited development stage and commenced formal operation in May 2006. Our management believes that our sales will continue to grow as we increase the number of distributors and improve the quality of our products.

COST OF REVENUES. Cost of revenues increased $944,718 or 178%, from $529,286 for the nine months ended September 30, 2006 to $1,474,004 for the same period in 2007. Cost of revenue as a percentage of net revenues for the nine months ended September 30, 2007, slightly increased to approximately 50% as compared to approximately 47% for the nine months ended September 30, 2006. This slight increase was attributable to increased production volume.

GROSS PROFIT. Gross profit was $1,461,006 for the nine months ended September 30, 2007 as compared to $598,472 for the same period in 2006, representing gross margins of approximately 50% and 53% or revenues, respectively. The decrease in our gross profits was mainly due to the increase in our cost of revenue as a percentage of net revenue.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $238,467 for the nine months ended September 30, 2007, as compared to $171,591 for the nine months ended September 30, 2006, an increase of $66,876 or 39%. This increase is associated with the full nine months that we operated for this period in 2007, as compared to 2006, during which we only operated for four months because we did not commence operations until May, 2006.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs, which consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties, totaled $4,290 for the nine months ended September 30, 2007, as compared to $4,441 for the same period in 2006, a decrease of approximately 3.4%. The slight decrease resulted from our reduced R&D efforts to develop new products and shift to instead focus on improving our existing products.

NET INCOME. Our net income for the nine months ended September 30, 2007 was $1,220,689 as compared to $429,959 for the same period in 2006. While this is in part due to increased sales volume, we also continued to benefit from our exemption from income tax.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Twelve Months ended December 31, 2006

Net cash flow provided by in operating activities was $564,442 in fiscal 2006, as compared to net cash flow used in operating activities of $75,049 in fiscal 2005. The increase in net cash flow provided by operating activities in fiscal 2006 was mainly due to an increase in our net income of $1,120,127, as well as an increase in our inventories, accounts receivable and other receivables of $759,595, $6,773 and $2,579, respectively, which were offset, in part, by increase to our accounts payable, other payables, and VAT payable of $28,370, $4,080, and $130,809, respectively.

Net cash flow used in investing activities was $1,860,516 for fiscal 2006, as compared to net cash used in investing activities of $2,395,330 in fiscal 2005. The decrease of net cash flow used in investing activities in fiscal 2006 was mainly due to a decrease in property and equipment related payments of $534,814.

Net cash flow provided by financing activities was $357,865 in fiscal 2006 as compared to net cash provided by financing activities of $3,429,917 for fiscal 2005. The decrease of net cash flow provided by financing activities was mainly due to increases in both amounts  due from shareholders and from related parties of $3,798,782 and $53,147, respectively, and an increase in capital contribution of $779,877.

Nine Months Ended September 30, 2007

Net cash flow provided by operating activities was $1,896,456 for the nine months ended September 30, 2007, while net cash flow provided by operating activities was $243,878 for the same period in 2006. The increase in net cash flow provided by operating activities was mainly due to both an increase in our net income of $790,730 and decreases in our inventories and other payables of $1,087,052 and $8,297, respectively, which was offset by an increase in our other receivables of $249 and decreases in our accounts payable, unearned revenues and VAT payables of $564, $339,725 and $87,556, respectively.

Net cash flow used in investing activities was $95,242 for the nine months ended September 30, 2007, as compared to net cash used in investing activities of $629,425 during the same period in 2006. The decrease in net cash flow used in investing activities was mainly due to a decrease in property and equipment related payments of $534,183.

Net cash flow used in financing activities was $1,740,146 during the nine months ended September 30, 2007, as compared to net cash flow used in financing activities of $593,454 for the nine month period ended September 30, 2006. The increase of net cash flow used in financing activities was mainly due to both an increase in the amount due from a shareholder of $1,197,981 and increase in the amount due to related parties of $51,289.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

As of September 30, 2007, we had no fixed contractual obligations and commitments..

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Related Party Transactions

For a description of our related party transactions, see the section of this current report entitled “Certain Relationships and Related Transactions.”

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments in our investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Foreign Exchange Rates. All of our sales are denominated in Renminbi (“RMB”). As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. Fluctuations in exchange rates between the U.S. dollar and RMB affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We recorded net foreign currency gains of $14,718 and $123,116 in fiscal 2005 and 2006, respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

DESCRIPTION OF PROPERTY

Our principal executive offices and manufacturing facility are located approximately 42 kilometers south of the provincial capital Harbin, in the Economic and Technology Development Zone in the City of Shuangcheng. The facility is located on a property that is approximately 38,988 square meters in dimension, and we acquired the land use rights for this property in 2005. The facility includes two work shops, an administrative office building, a warehouse and cafeteria building, all of which are owned by us. We acquired the land use rights and the buildings of the facility from the Shuangcheng Municipal Government pursuant to an agreement in 2005, under which we agreed to renovate and utilize the site and the buildings for our health supplements business. In return, we were exempted from certain municipal fees during our renovation efforts, and we are also exempted from income tax for three years.

We have also acquired the land use rights for another site in the Economic and Technology Development Zone. We are presently not utilizing this site that is approximately 143,688 square meters in size, although we may do so in the future should our operations expand.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially on December 7, 2007 immediately prior to the Closing of the Share Exchange Transaction by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown.

Common Stock Beneficially Owned
	Number of Shares beneficially owned (2)	Percentage of class beneficially owned after the Transaction (3)
Named executive officers and directors: (1)
Jerry Keller	35,000	*
All directors and executive officers as a group (one person)	35,000	*

5% Shareholders: (1)
Edwin McGusty	20,000,000	79.27%

*	Less than 1%.

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is 1900 Land O’ Lakes Boulevard, Suite 105, Lutz, Florida 33549.

(2)(3)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 7, 2007. As of December 7, 2007, immediately prior to the Closing of the Share Exchange Agreement, there were 25,229,800 common shares issued and outstanding.

SECURITY OWNERSHIP IMMEDIATELY AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding Expedition Leasing’s common stock beneficially owned after the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of Expedition Leasing’s outstanding common stock, (ii) each current and incoming executive officers and directors, and (iii) all current and incoming executive officers and directors as a group.

Common Stock Beneficially Owned
	Number of Shares beneficially owned (2)	Percentage of class beneficially owned after the Transaction (3)
Named executive officers and directors: (1)
Yin Wang	0	0
Yanhua Liu	0	0
Wei Wang	0	0
Guangxin Wang (4)	0	0
Yuanyuan Jing (5)	0	0
Weili Wang (6)	24,725,200	98%
All directors and executive officers as a group (6 persons)	24,725,200	98%

5% Shareholders: (1)
Weili Wang (6)	24,725,200	98%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: No. 365, Chengde Street, Daowai District, Harbin, Heilongjiang Province, PRC.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(3)
Pursuant to the terms of the Exchange Agreement dated December 7, 2007, Expedition Leasing issued 24,725,200 common shares to the Sinary Stockholder equal to approximately 98% of the issued and outstanding common shares of Expedition Leasing as of the Closing Date of the Share Exchange Transaction. Immediately after the Closing of the Share Exchange Transaction, after giving effect to the cancellation of 24,725,200 common shares by the Expedition Leasing Shareholders pursuant to the terms of the Exchange Agreement, there are approximately 25,229,800 issued and outstanding shares of Expedition Leasing common stock. Percentage totals may vary slightly due to rounding.

(4)	Mr. Guangxin Wang’s address is: No. 208, Heilongjiang University, Xuefu Road, Harbin, Heilongjiang Province, PRC.

(5)	Ms. Yuanyuan Jing’s address is: No. 37, Xianfeng Road, Harbin, Heilongjiang Province, PRC.

(6)	Ms. Weili Wang’s address is: 18138 Via Calma, Rowland Heights, California 91748.

MANAGEMENT

Appointment of New Officers and Directors

In accordance with the Share Exchange Agreement, upon Closing, Mr. Yin Wang was appointed as the Chairman of the Board of Directors, and will hold the seat until the next annual shareholder meeting can be held and until his successor is duly elected and qualified. Mr. Jerry Keller will resign as a director of the Company ten days following the mailing of an information statement to Expedition Leasing’s stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder. Upon Mr. Keller’s resignation, Ms. Wei Wang, Mr. Guangxin Wang, Ms. Yuanyuan Jing, Ms. Yanhua Liu and Ms. Weili Wang will be appointed as directors of Expedition Leasing, and will hold the seats until the next annual shareholder meeting can be held and until their successors are duly elected and qualified.

Additionally, upon Closing, Mr. Keller resigned from all of his officer positions of Expedition Leasing, and in his place, Mr. Yin Wang was appointed Chief Executive Officer and Ms. Wei Wang as Chief Financial Officer and Secretary, effective as of the Closing Date.

New Management

The following persons are the directors and executive officers of the Company upon the Closing, except for the appointment of Ms. Wei Wang, Mr. Guangxin Wang, Ms. Yuanyuan Jing, Ms. Yanhua Liu and Ms. Weili Wang to the Board, which shall be effective ten days following the mailing of Schedule 14f-1 Information Statement to the Company’s stockholders, in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder:

Name	Age	Position
Ying Wang	51	Chief Executive Officer and Chairman of the Board of Directors
Yanhua Liu	51	Chief Financial Officer, Secretary and Director
Wei Wang	53	Director
Guangxi Wang	36	Director
Yuanyuan Jing	28	Director
Weili Wang	55	Director

Biographical Information

Yin Wang is the founder and Chairman of Weikang. Mr. Yin Wang has extensive clinical training and bio-medical research experience, having been a physician in China for over 30 years. From 1980 to 1982, Mr. Yin Wang served as the Director of the Surgical Department at the Harbin Geriatric Hospital. Thereafter, from 1982 until 2001, Mr. Yin Wang served as the Director of Harbin No. 2 Chinese Medical Hospital. Shortly thereafter, in 2002, he founded Weikang. Mr. Yin Wang is a graduate of Harbin Medical University, a prestigious and nationally recognized medical school in China.

Yanhua Liu has been Weikang’s Chief Accountant and Chief Financial Officer since 2005. Ms. Liu is well-versed in financial and accounting matters, having been a certified public accountant in China for over 20 years. Prior to joining Weikang, Ms. Liu was the Chief Financial Officer of Harbin Hexin Group Co., Ltd. from 2002 to 2005. Ms. Liu is a graduate of Heilongjiang Agricultural and Mechanical College with bachelor’s degree in finance.

Wei Wang has extensive business management experience, having been the Deputy General Manager in charge of Management and Distribution at Heilongjiang Weikang Pharmaceutical Co., Ltd. since its founding in 2002. Before then, Ms. Wang was the Sales Director at Harbin No. 8 Department Store. Ms. Wei is a graduate of Heilongjiang No. 2 Professional Technical School.

Guangxin Wang is presently a researcher with Heilongjiang University Software Institute, a position he has held since 2004. Mr. Guangxin Wang has a master’s degree in software engineering from Heilongjiang University, and has also pursued scholarship-based advanced studies in Japan.

Yuangyuan Jing has been the Administrative Director of Weikang since she joined the company in 2005. Ms. Jing has extensive administrative experience, having been the Chief Administrator of Huawai Technologies Co., Ltd., a global leading provider of next generation telecommunications networks, from 2002 to 2005. Ms. Jing has a master’s degree in international business from the University of International Business and Economics in Beijing.

Weili Wang has been a business entrepreneur for many years, both as the founder of Guandali Technology Group in China in 1992 and as a private consultant advising Chinese companies on foreign trading. After she immigrated permanently to the United States in 1999, Ms. Wang continued as a private entrepreneur conducting trades between the United States and China. Ms. Wang is a 1989 graduate of Beijing Foreign Language University with a bachelor’s degree in business.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of the officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Code of Ethics

We have not adopted a code of ethics as of the date of this current report. Prior to the Closing, Expedition Leasing only had one individual acting as a director and executive officer of the company, and had no employees. However, we plan to adopt a code of ethics after the Closing Date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than reported in our annual report on Form 10-KSB filed on April 2, 2007, and except that Jerry Keller has not file Form 4 in connection with transactions that occurred between the end of the third fiscal quarter of 2007 and the Closing of the Exchange Transaction, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

Board of Directors, Board Meetings and Committees

At the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders as required under Rule 14(f)-1, our Board will comprise of six (6) members, all of whom, except for Ms. Wei Wang, Mr. Guangxi Wang and Ms. Weili Wang, are management members of Weikang. All members of the Board serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors is between one (1) and seven (7).

Mr. Yin Wang has been appointed as the Chairman of the Board of Directors. In this capacity he is responsible for meeting with our Chief Financial Officer to review our financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the Board.

Our Board held no formal meetings during the most recently completed fiscal year. All proceedings of the Board were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Florida and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Committees; Director Independence

As of this date our Board has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our Board does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee. We are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933 and the Securities and Exchange Act of 1934. The functions ordinarily handled by these committees are currently handled by our entire Board. Our Board intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

We do not believe that any of our current directors are considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our Board include "independent" directors.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our Board and we do not have any specific process or procedure for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this current report. Expedition Leasing does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2006 by both our sole executive officer immediately prior to, and our current executive officers appointed immediately after, the Closing of the Exchange Agreement. We refer to the current executive officers as “named executive officers”.

Summary Compensation Table
Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)	Total ($)
Jerry Keller, former President and Treasurer (1)	2006	10,400	(1)	100	(1)	-	-	-	-	-	10,500

Yin Wang, current Chief Executive Officer (2)	2006	0	(4)	-		-	-	-	-	-	0

Yanhua Liu, current Chief Financial Officer (3)	2006	0	(4)	-		-	-	-	-	-	0

(1)
Mr. Jerry Keller became our sole executive officer as Expedition Leasing’s President and Treasurer on August 31, 2004. Effective August 1, 2006, he was compensated $1,450 per month for his services. Mr. Keller was previously compensated $450 per month for his services. In addition to the foregoing, on January 26, 2006, we issued Mr. Keller 10,000 shares, initially valued at $0.01 each based upon the prior stock price to investors at that time, of our restricted common stock for his services as our President in 2005. These shares account for the dollar amount listed as a bonus in 2006. In connection with the Closing of the Share Exchange Transaction, he resigned from all of his officer positions on December 7, 2007.

(2)
Mr. Yin Wang became our Chief Executive Officer on December 7, 2007, at the Closing of the Exchange Agreement. Mr. Wang’s compensation for the fiscal year ended December 31, 2006 reflects compensation received from Weikang.

(3)
Mr. Yanhua Liu was appointed as our Chief Financial Officer effective December 7, 2007, at the Closing of the Exchange Agreement. Mr. Liu’s compensation for the fiscal year ended December 31, 2006 reflects compensation received from Weikang.

(4)	Expressed in U.S. Dollars based on the average interbank exchange rate of RMB 7.81750 for each 1.00 U.S. Dollar for fiscal year ended December 31, 2006.

Grants of Plan-Based Awards

We did not make any grants of plan-based awards to the named executive officers during the Weikang’s fiscal year-ended December 31, 2006.

Outstanding Equity Awards

There are no unexercised options, stock that has not vested, or equity incentive plan awards for any of the named executive officers outstanding as of December 31, 2006.

Option Exercises and Stock Vested

There were no exercises of stock options, SARs or similar instruments, and no vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year for any of named executive officers.

Pension Benefits

We currently have no plans that provide for payments or other benefits at, following, or in connection with retirement of the named executive officers.

Nonqualified defined contribution and other nonqualified deferred compensation plans.

We currently have no defined contribution or other plans that provide for the deferral of compensation to the named executive officers on a basis that is not tax-qualified.

Potential Payments upon Termination or Change-In-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of the named executive officers providing for payments or benefits in connection with a termination of employment or change in control of the company, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

We currently have no employment agreements with any of the named executive officers.

Director Compensation

We do not have any agreements or formal plan for compensating our directors for their service in their capacity as directors, although our Board may, in the future, award stock options to purchase shares of common stock to our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange Agreement

On December 7, 2007, Expedition Leasing executed the Exchange Agreement by and among Sinary and the Sinary Stockholder, on the one hand, and Expedition Leasing and the Expedition Leasing Stockholders, on the other hand. Sinary owns 100% of Weikang, which is a foreign invested enterprise under the laws of the PRC.

On the Closing Date of the Exchange Agreement, Expedition Leasing issued 24,725,200 shares of Expedition Leasing common stock to the Sinary Stockholder in exchange for 100% of the issued and outstanding common stock of Sinary. Additionally, concurrently with the Closing, the Expedition Leasing Stockholders cancelled 24,725,200 shares of Expedition Leasing common stock held by them. After the Closing, Expedition Leasing has a total of 25,229,800 shares of common stock outstanding, with the Sinary Stockholder owning approximately 98% of the total issued and outstanding Expedition Leasing common shares.

As a result of the Share Exchange Transaction, the Sinary Stockholder became our controlling stockholder and Sinary became our wholly owned subsidiary. In connection therewith, we acquired the business and operations of Weikang, and our principal business activities are conducted through Weikang in China.

Related Party Transactions of Weikang

Set forth below are the related party transactions since December 31, 2006, among Weikang, its equity owners and officers and/or directors:

Due from Shareholder

Due from shareholder represents payments received by Mr. Yin Wang while he was Weikang’s majority shareholder prior to its acquisition by Sinary. The payments were received on behalf of Weikang from its dealers and were net of purchases made by Mr. Wang on behalf of Weikang. The transactions were recorded in Mr. Wang’s personal bank account. During the fiscal years ended December 31, 2006, $3,777,422 in sales receipts were deposited in Mr. Wang’s personal bank account, and $3,212,272 were paid out of Mr. Wang’s bank account for purchases on behalf of Weikang. During the nine months ended September 30, 2007 and 2006, $4,483,370 and $2,108,208 in sales receipts were deposited in Mr. Wang’s personal bank account, respectively, and $2,442,135 and $1,370,062 were paid by Mr. Wang from his bank account for purchases on behalf of Weikang, respectively.

Due from Related Party

Due from related party represents accounts receivable arising from sales to a company owned by Mr. Yin Wang. As of December 31, 2006, the amount due from this company was $54,292, based on sales to this company of $246,102 during the same period. Sales to this related party during the nine months ended September 30, 2007 and 2006 were $94,176 and $1,921, respectively.

Sales to Related Party

Sales to related party represents sales made by Weikang to another company owned by Mr. Yin Wang. During the fiscal year 2006, Weikang made sales to this company in the amount of $800,245, all of which were paid to Weikang as of December 31, 2006. For the nine months ended September 30, 2007 and 2006, Weikang made sales to this company of $997,347 and $377,967, respectively.

Related Party Transaction of Expedition Leasing

Accrued Salaries - Shareholder

Expedition Leasing accrued $5,000 per month in compensation for Mr. Edwin McGusty, who was Expedition Leasing’s majority stockholder immediately prior to the Closing of the Share Exchange Transaction, for his services as an executive officer for Expedition Leasing from May through August 2004. As of December 31, 2006, an accrued balance of $20,000 was owed to Mr. McGusty. On December 6, 2007, in connection with the Exchange Agreement, Mr. McGusty agreed to waive any and all rights to the accrued compensation.

Loan from Related Party

On July 10, 2007, Expedition Leasing received notice from Total M.I.S., Inc. (“Total M.I.S.”) that Expedition Holdings, Inc. (“Expedition Holdings”), formerly a wholly owned subsidiary of Expedition Leasing, was in default under two secured promissory notes held by Total M.I.S. Total M.I.S. is wholly owned by Edwin McGusty, our majority shareholder immediately prior to the Closing. The first note was issued in June 2004 in connection with a loan for $100,000, of which $50,000 were repaid in August 2004. The second note was issued in October 2005 in connection with a loan for $50,000, none of which was repaid. Both notes bear interest at the rate of eight percent (8%) per annum, and Expedition Holdings had paid all interests under both notes accrued as of December 31, 2006 in the sum of $7,320.56. Additionally, both notes were secured by a lien in all of the assets of Expedition Holdings. On March 31, 2006, Total M.I.S. agreed to waive all future interest accrued on and after January 1, 2006 under both notes. Thus, as of the date of the default notice from Total M.I.S., the aggregate outstanding balance of the two notes totals $100,000, inclusive of principal and interest (the “Total M.I.S. Debt”).

The default notice from Total M.I.S. provided the Company thirty days to cure the default. The Company failed to cure the default. Accordingly, on August 17, 2007, the Company entered into a settlement agreement with Total M.I.S. to transfer 100% of the issued and outstanding common stock and assets of Expedition Holdings to Total M.I.S. in satisfaction of the Total M.I.S. Debt. As of the date of the Settlement Agreement, the assets of Expedition Holdings consisted of future lease payments due from third parties totaling $3,475, cash of $8,857, fixed assets valued at approximately $26,000 (net of accumulated depreciation) and an outstanding inter-company receivable due from Expedition Leasing in the amount of $68,889 (the “Trade Debt”). Additionally under the settlement agreement, Total M.I.S. agreed to cause Expedition Holdings to forbear from any collection of the Trade Debt for a period of ninety (90) days from the date of the settlement agreement. On December 6, 2007, in connection with the Exchange Agreement, Total M.I.S. agreed to waive any and all rights to the Trade Debt.

Lease to Related Party

From August 5, 2004 through August 17, 2007, Expedition Leasing was party to an operating lease agreement, with monthly payment to Expedition Leasing of $250, plus applicable tax. Rent revenue of $9,250 was recognized for the period May 12, 2004 (date of inception) through August 17, 2007. Expedition Leasing no longer has this lease.

Office Space and Equipment

Expedition Leasing has had limited need for use of office space or equipment. Any use of office space or equipment supplied by related parties has, thus far, been immaterial. There has been no charge or cost accrual for any usage by the Company as of September 30, 2007.

DESCRIPTION OF SECURITIES

General

Our authorized common stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. Our authorized preferred stock consists of 50,000,000 shares of preferred stock, $0.01 par value per share. As of December 7, 2007, there were 25,229,800 shares of common stock outstanding, and no preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding. The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Expedition Leasing’s common stock is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol “EXDG.OB”. The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for Expedition Leasing’s common stock as reported on the OTCBB since the Company’s inception. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock

Quarter Ended	High Bid	Low Bid

September 30, 2007	$0.00	$0.00
June 30, 2007	$0.00	$0.00
March 31, 2007	$0.00	$0.00

December 31, 2006*	$0.00	$0.00
September 30, 2006*	$0.00	$0.00

* The Company’s stock had no active trading market during the fiscal year ended December 31, 2006.

Shareholders

After the closing of the Share Exchange Transaction, we will have approximately 38 shareholders of record of our issued and outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Florida Atlantic Stock Transfer. The transfer agent’s address is 7130 Nob Hill Road, Tamarac, Florida 33321, and their telephone number is (954) 726-4954.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this current report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida Law

Florida Statutes Section 607.0850 generally permits us to indemnify our directors, officers, employees or other agents who are subject to any third-party actions because of their service to the company if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, we may indemnify our directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the company. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith.

Florida Statutes Section 607.0850 also permits us to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

Furthermore, Section 607.0831 of the FBCA provides, in general, that no director shall be personally liable for monetary damages to Industrial Services or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Charter Provisions and Other Arrangements of the Registrant

Article VIII of our articles of incorporation, as amended and restated, provides for the indemnification of any and all persons who serve as our director, officer, employee or agent, whether currently or in the past, to the fullest extent permitted under Florida law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

Share Exchange Transaction

On December 7, 2007, and as described under Item 2.01 above, pursuant to the Exchange Agreement, Expedition Leasing issued 24,725,200 shares of its common stock to the Sinary Stockholder in exchange for 100% of the issued and outstanding capital stock of Sinary. The issuance of these shares was exempt from registration in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investor confirmed to us that she was either an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificate representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

2006 Common Stock Offering

On May 17, 2006, we completed an offering of 119,800 shares of our common stock at a price of $.25 per share to thirty-three individual investors, for total proceeds of $29,950. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

2005 Common Stock Offering

On May 31, 2005, we completed the offering and sale of 5,000,000 shares of our common stock at a price of $.01 per share to six individual investors, for total proceeds of $50,000. The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on December 7, 2007, Expedition Leasing executed the Exchange Agreement by and among Sinary and the Sinary Stockholder, on the one hand, and Expedition Leasing and the Expedition Leasing Stockholders, on the other hand. The Closing of this Share Exchange Transaction occurred on December 7, 2007. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this current report on Form 8-K, which disclosures are incorporated herein by reference.

Under the Exchange Agreement, on the Closing Date, we issued 24,725,200 shares of our common stock to the Sinary Stockholder in exchange for 100% of the issued and outstanding capital stock of Sinary. As a result of this transaction, the Sinary Stockholder acquired control of our company because the Expedition Leasing common shares issued to her equal approximately 98% of the outstanding shares of our common stock (on a fully-diluted basis) on the Closing Date. Each share of our outstanding common stock entitles the holders of common stock to one vote. Thus, the Sinary Stockholder holds the majority number of voting shares of Expedition Leasing on a fully diluted basis.

The closing of the transactions under the Exchange Agreement, which resulted in the change in control of the Registrant, occurred on December 7, 2007. A copy of the Exchange Agreement is included as Exhibit 2.1 to this current report on Form 8-K.

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on December 7, 2007, Jerry Keller resigned from all of his officer positions of Expedition Leasing. Concurrently, Mr. Yin Wang was appointed as our Chief Executive Officer and Mr. Yanhua Liu as our Chief Financial Officer and Secretary pursuant to the terms of the Exchange Agreement. Additionally upon Closing, Mr. Yin Wang was appointed to the Board of Directors as its Chairman. Mr. Jerry Keller will resign as a director of the Company ten days following the mailing of an information statement to Expedition Leasing’s stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder. Upon Mr. Keller’s resignation, Ms. Wei Wang, Mr. Guangxin Wang, Ms. Yuanyuan Jing, Ms. Yanhua Liu and Ms. Weili Wang will be appointed as directors of Expedition Leasing. The Schedule 14f-1 Information Statement was filed with the SEC and mailed to Expedition Leasing’s stockholders on December 7, 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

Pursuant to the terms of the Exchange Agreement, Jerry Keller resigned as Expedition Leasing’s President, Secretary and Treasurer, effective December 7, 2007, the Closing Date of the Exchange Agreement. In addition, Mr. Keller tendered his resignation from our Board on the Closing Date, which resignation will become effective upon our compliance with the provisions of Section 14(f) of the Act, and Rule 14(f)-1 thereunder.

(c) Appointment of Officers

In connection with the Share Exchange Transaction, effective December 7, 2007, the following persons were appointed as our officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Position
Yin Wang	51	Chief Executive Officer
Yanhua Liu	51	Chief Financial Officer and Secretary

There are no family relationships among any of our officers or directors. None of the New Officers currently has an employment agreement with Expedition Leasing. Other than the Share Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which Expedition Leasing was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Expedition Leasing’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest. Other than the Share Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

Descriptions of our New Officers can be found in Item 2.01 above, in the section titled “Management.”

(d) Appointment of Directors

In connection with the Share Exchange Transaction, the following persons were appointed as new members of our Board (individually, a “New Director” and collectively, the “New Directors”), effective upon our compliance with the provisions of Section 14(f) of the Act, and Rule 14(f)-1 thereunder (excepting Mr. Yin Wang, whose appointment was effective upon the Closing of the Share Exchange Transaction):

Name	Age	Position
Yin Wang	51	Chairman of the Board of Directors
Yanhua Liu	51	Director
Wei Wang	53	Director
Guangxi Wang	36	Director
Yuanyuan Jing	28	Director
Weili Wang	55	Director

There are no family relationships among any of our officers or directors. None of the New Directors has been named or, at the time of this current report, is expected to be named to any committee of the Board of Directors. Other than the Share Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which Expedition Leasing was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Expedition Leasing’s total assets at year-end for the last three completed fiscal years, and in which any of the New Directors had or will have a direct or indirect material interest. Other than the Share Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Directors is a party or in which any New Director participates that is entered into or material amendment in connection with our appointment of the New Directors, or any grant or award to any New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Directors.

Descriptions of our New Directors can be found in Item 2.01 above, in the section titled “Management.”

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, Expedition Leasing was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of  the Share  Exchange Transaction. As a result of the Share Exchange Transaction, Sinary became the wholly owned subsidiary and main operating business of Expedition Leasing. Consequently, Registrant believes that the Share Exchange Transaction has caused it to cease to be a shell company. For information about the Share Exchange Transaction, please see the information set forth above under Item 2.01 of this current report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits

As more fully described in Item 2.01 above, on December 7, 2007, we executed the Exchange Agreement by and among Sinary and the Sinary Stockholder on the one hand, and the Registrant and the Expedition Leasing Stockholders on the other hand. The Closing of this Exchange Transaction occurred on December 7, 2007. Sinary is the registered owner of 100% of the registered capital of Weikang, a manufacturer and distributor of health supplements in the PRC. As a result of our acquisition of Sinary, our principal business activities after the Share Exchange Transaction shall continue to be conducted through Sinary’s operating company in the PRC, Weikang.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Weikang as of December 31, 2006 and 2005 are filed as Exhibit 99.4 to this current report and are incorporated herein by reference.

The unaudited condensed combined financial statements of Weikang as of September 30, 2007 and for the nine and three months ended September 30, 2007 and 2006 are filed as Exhibit 99.5 to this current report and are incorporated herein by reference.

(b) Pro forma financial information.

Our unaudited pro forma combined balance sheet (unaudited) and pro forma combined statement of operations (unaudited) for the nine months ended September 30, 2007, and pro forma combined statement of operations (unaudited) for the year ended December 31, 2006 are incorporated herein by reference to Exhibit 99.6 to this current report, and are based on the historical financial statements of Expedition Leasing and Weikang after giving effect to the Share Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Sinary is considered the accounting acquiror. Because the sole owner of Sinary retained or received the larger portion of the voting rights in the combined entity and Weikang’s senior management represents a majority of the senior management of the combined entitySinary was considered the acquiror for accounting purposes and will account for the Exchange Transaction as a reverse acquisition. The acquisition has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Our fiscal year will continue to end on December 31.

The Share Exchange Transaction was completed on December 7, 2007. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 assume that Sinary’s acquisition of Weikang, the Share Exchange Transaction, cancellation of shares, distribution of certain assets and payment of liabilities were consummated on January 1, 2006. The unaudited pro forma consolidated balance sheet as of September 30, 2007 assumes Sinary’s acquisition of Weikang, the Share Exchange Transaction and issuance of shares were consummated on that date. The information presented in the unaudited pro forma consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Transaction and issuance of shares occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Transaction and cancellation of shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and Weikang.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(c) Exhibits

Exhibit Number	Description

2.1
Share Exchange Agreement among Expedition Leasing Inc. (“Expedition Leasing”), certain stockholders of Expedition Leasing, Sinary Bio-Technology Holding Group, Inc. (“Sinary”) and the sole stockholder of Sinary dated December 7, 2007 (1)

2.2	Equity Transfer Agreement between Sinary and the owners of 100% of the registered equity of Heilongjiang Weikang Bio-Technology Group Co., Ltd. (“Weikang”) dated October 25, 2007 (1)

3.1	Articles of Incorporation of Expedition Leasing as filed with the State of Florida (2)

3.2	Articles of Amendment to Articles of Incorporation of Expedition Leasing as filed with the State of Florida (2)

3.3	Amended and Restated Articles of Incorporation of Expedition Leasing as filed with the State of Florida (2)

3.4	Bylaws of Expedition Leasing (2)

99.1	Letter of resignation and waiver of accrued compensation by Jerry Keller to the Board of Directors of Expedition Leasing (1)

99.2	Agreement dated December 4, 2007 between Total M.I.S., Inc. (“MIS”) and Expedition Leasing, for waiver of by MIS of certain trade debts owed by Expedition Leasing (1)

99.3	Letter dated December 4, 2007 from Edwin McGusty waiving accrued and outstanding compensation owed by Expedition Leasing (1)

99.4	Audited Consolidated Financial statements of Weikang for the years ended December 31, 2006 and December 31, 2005 (1)

99.5	Unaudited Consolidated Financial statements of Weikang for the nine months ended September 30, 2007 and 2006 (1)

99.6
Unaudited pro forma condensed financial statements of the combined entity, as of and for the nine months ended September 30, 2007 and unaudited pro forma Statement of Operations for the nine months ended September 30, 2007 (1)

(1)	Filed herewith.

(2)	Filed as an Exhibit to Form SB-2 filed with the Securities and Exchange Commission on June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Expedition Leasing, Inc.

Date: December 10, 2007	By:	/s/ Ying Wang
Yin Wang
Chief Executive Officer